                                                                    EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON,  D. C.  20549
                          __________________________

                                   FORM  T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                          __________________________

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                          SECTION  305(b)(2) _______
                          __________________________

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

                        New York                   13-3818954
               (Jurisdiction of incorporation  (I. R. S. Employer
                if not a U. S. national bank)   Identification No.)

                114 West 47th Street               10036-1532
                New York,  New York                (Zip Code)
               (Address of principal
                executive offices)

                          __________________________
                            McLeodUSA Incorporated
              (Exact name of obligor as specified in its charter)

                       Delaware                     42-1407240
               (State or other jurisdiction of  (I. R. S. Employer
                incorporation or organization)  Identification No.)

                 McLeodUSA Technology Park          52406-3177
             6400 C Street, SW. P. O. Box 3177      (Zip code)
                      Cedar Rapids, IA
           (Address of principal executive offices)
                          __________________________
                   8 1/8% Senior Notes Due February 15, 2009
                      (Title of the indenture securities)

================================================================================

                                    GENERAL


1.  General Information
    -------------------

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

         Federal Reserve Bank of New York (2nd District), New York, New York
            (Board of Governors of the Federal Reserve System)
         Federal Deposit Insurance Corporation, Washington, D.C.
         New York State Banking Department, Albany, New York

    (b)  Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

2.  Affiliations with the Obligor
    -----------------------------

    If the obligor is an affiliate of the trustee, describe each such affiliation.

       None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

    The obligor currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16.  List of Exhibits
     ----------------

     T-1.1   --    Organization Certificate, as amended, issued by the State of
                   New York Banking Department to transact business as a Trust
                   Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-
                   97056).

     T-1.2   --    Included in Exhibit T-1.1.

     T-1.3   --    Included in Exhibit T-1.1.

16.  List of Exhibits
     ----------------
     (cont'd)

     T-1.4   --    The By-Laws of United States Trust Company of New York, as
                   amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                   33-97056).

     T-1.6   --    The consent of the trustee required by Section 321(b) of the
                   Trust Indenture Act of 1939, as amended by the Trust
                   Indenture Reform Act of 1990.

     T-1.7   --    A copy of the latest report of condition of the trustee
                   pursuant to law or the requirements of its supervising or examining authority.

NOTE
====

As of April 19, 1999, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                              __________________

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 19th day of April 1999.

UNITED STATES TRUST COMPANY
  OF NEW YORK, Trustee

By: /s/ James E. Logan
    ------------------
    James E. Logan
    Vice President

JEL/pg

                                                                   Exhibit T-1.6
                                                                   -------------

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                             114 West 47th Street
                              New York, NY  10036


September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



Very truly yours,


UNITED STATES TRUST COMPANY
  OF NEW YORK



By:  /S/Gerard F. Ganey
  Senior Vice President

                                                                   EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                               DECEMBER 31, 1998
                               -----------------
                               ($ IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                     $  104,220

Short-Term Investments                         207,292

Securities, Available for Sale                 578,874

Loans                                        2,061,582
Less:  Allowance for Credit Losses              17,199
                                            ----------
     Net Loans                               2,044,383
Premises and Equipment                          58,263
Other Assets                                   124,079
                                            ----------
     Total Assets                           $3,117,111
                                            ==========

LIABILITIES
-----------
Deposits:
     Non-Interest Bearing                   $  709,221
     Interest Bearing                        1,908,861
                                            ----------
         Total Deposits                      2,618,082

Short-Term Credit Facilities                   170,644
Accounts Payable and Accrued Liabilities       146,324
                                            ----------
     Total Liabilities                      $2,935,050
                                            ==========

STOCKHOLDER'S EQUITY
--------------------
Common Stock                                    14,995
Capital Surplus                                 53,041
Retained Earnings                              111,402
Unrealized Gains on Securities
     Available for Sale (Net of Taxes)           2,623
                                            ----------

Total Stockholder's Equity                     182,061
                                            ----------
    Total Liabilities and
     Stockholder's Equity                   $3,117,111
                                            ==========

I, Richard E. Brinkmann, Managing Director & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, Managing Director & Controller

February 1, 1999